Exhibit 10.42


CLOSING ITEM NO.:  A-12





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                            SPURLOCK ADHESIVES, INC.

                                       TO

                COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

                           STAR BANK, N.A., AS TRUSTEE



            ========================================================

                            TAX REGULATORY AGREEMENT

            ========================================================


                             DATED OCTOBER 10, 1997



                                   RELATING TO
                                   $6,000,000
                          AGGREGATE PRINCIPAL AMOUNT OF
                               COUNTY OF SARATOGA
                          INDUSTRIAL DEVELOPMENT AGENCY
                            MULTI-MODE VARIABLE RATE
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                (SPURLOCK ADHESIVES, INC. PROJECT), SERIES 1997 A

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


                                TABLE OF CONTENTS

            (This Table of Contents is not part of the Tax Regulatory
               Agreement and is for convenience of reference only)


SECTION                                                                                                        PAGE


ARTICLE I
         DEFINITIONS
                  SECTION 1.1.  DEFINITIONS.......................................................................3
                  SECTION 1.2.  INTERPRETATION...................................................................13


ARTICLE II
         THE PROJECT AND THE PROJECT FACILITY
                  SECTION 2.1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................15
                  SECTION 2.2.  REPRESENTATIONS REGARDING MANUFACTURING..........................................17


ARTICLE III
         USE OF THE PROCEEDS OF THE BONDS
                  SECTION 3.1.  USE OF THE PROCEEDS OF THE BONDS.................................................18
                  SECTION 3.2.  CERTIFICATION AS TO PROJECT COSTS................................................18
                  SECTION 3.3.  AVERAGE  REASONABLY  EXPECTED  ECONOMIC  LIFE AND AVERAGE  BOND  MATURITY;
                           FORM 8038.............................................................................18
                  SECTION 3.4.  FINAL REQUEST FOR DISBURSEMENT...................................................19
                  SECTION 3.5.  EXISTING PROPERTY................................................................19
                  SECTION 3.6.  ACQUISITION OF LAND..............................................................19
                  SECTION 3.7.  REFUNDING........................................................................19


ARTICLE IV
         AGGREGATE FACE AMOUNT OF THE BONDS
                  SECTION 4.1.  REPRESENTATIONS WITH REGARD TO THE AGGREGATE FACE AMOUNT OF THE BONDS............20
                  SECTION 4.2.  COMPLIANCE WITH CAPITAL EXPENDITURE LIMITATIONS..................................20
                  SECTION 4.3.  OTHER ACTION AFFECTING THE AGGREGATE FACE AMOUNT OF THE BONDS....................21


                                       i


ARTICLE V
         THE $40 MILLION LIMITATION
                  SECTION 5.1.  $40 MILLION LIMITATION REPRESENTATIONS...........................................22
                  SECTION 5.2.  COVENANT AS TO $40 MILLION LIMITATION............................................22


ARTICLE VI
         COMPOSITE ISSUES AND FEDERAL GUARANTEES
                  SECTION 6.1.  COMPOSITE AND OTHER ISSUES.......................................................23
                  SECTION 6.2.  FEDERAL GUARANTEES...............................................................23


ARTICLE VII
         ARBITRAGE
                  SECTION 7.1.  ARBITRAGE REPRESENTATIONS........................................................25
                  SECTION 7.2.  ARBITRAGE COMPLIANCE.............................................................30
                  SECTION 7.3.  CALCULATION OF REBATE AMOUNT.....................................................31
                  SECTION 7.4.  PAYMENTS TO UNITED STATED........................................................33
                  SECTION 7.5.  RECORDKEEPING....................................................................33
                  SECTION 7.6.  PROHIBITED PAYMENT COVENANT......................................................34
                  SECTION 7.7.  COMPANY RESPONSIBILITY...........................................................34


ARTICLE VIII
         COVENANTS AND AMENDMENTS
                  SECTION 8.1.  COMPLIANCE WITH CODE.............................................................35
                  SECTION 8.2.  AMENDMENT........................................................................35
                  SECTION 8.3.  NOTICES..........................................................................35
                  SECTION 8.4.  PARTIES INTERESTED HEREIN........................................................36
                  SECTION 8.5.  COUNTERPARTS.....................................................................36


SCHEDULE A
         PART I
                  SUMMARY OF ACQUISITION AND CONSTRUCTION COSTS.................................................A-1


SCHEDULE A
         PART II
                  SUMMARY OF SOURCES OF FUNDS...................................................................A-3


SCHEDULE A
         PART III
                  ITEMIZATION OF ACQUISITION AND CONSTRUCTION COSTS.............................................A-4


                                       ii

SCHEDULE A
         PART IV
                  SOURCES FOR PAYMENT OF ACQUISITION AND CONSTRUCTION COSTS.....................................A-9


SCHEDULE B
         AVERAGE REASONABLY EXPECTED ECONOMIC LIFE AND AVERAGE MATURITY OF THE BONDS............................B-1


SCHEDULE C
         AGGREGATE FACE AMOUNT OF THE BONDS.....................................................................C-1


SCHEDULE D
         THE $40,000,000 AGGREGATE LIMIT........................................................................D-1



                            TAX REGULATORY AGREEMENT


         THIS TAX REGULATORY AGREEMENT made and dated OCTOBER 10, 1997 (the "Tax Regulatory Agreement") from SPURLOCK ADHESIVES, INC., a business corporation organized and existing under the laws of the State of Virginia having its principal office at 5090 General Mahone Highway, Waverly, Virginia 23890 (the "Company"), for the benefit of the COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY (the "Issuer") and STAR BANK, N.A., as trustee under the Indenture (as hereinafter defined) (the "Trustee");

                              W I T N E S S E T H :

         WHEREAS, the Issuer, by resolution adopted on September 16, 1997 (the "Resolution"), determined to issue its $6,000,000 aggregate principal amount of Multi-Modal Variable Rate Industrial Development Revenue Bonds (Spurlock Adhesives, Inc. Project), Series 1997 A (the "Bonds") for the purpose of financing a portion of the costs of the Project (as hereinafter defined); and

         WHEREAS, the Project (the "Project") shall consist of (A) (1) the acquisition of a certain parcel of land comprising approximately 16.37 acres constituting Lot #3 located in the Moreau Industrial Park in the Town of Moreau, Saratoga County, New York (the "Land"), (2) the construction on the Land of two
(2) buildings approximately 10,000 square feet each in size and one (1) approximately 800 square foot building for use in the manufacturing of synthetic organic chemicals and related functions (collectively the "Facility") and (3) the acquisition and installation therein of certain machinery and Project Facility (the "Project Facility" and together with the Land and the Facility, the "Project Facility"), and (B) the financing of a portion of the costs of the foregoing; and

         WHEREAS, contemporaneously with the execution of the Indenture, the Issuer and the Company have entered into an installment sale agreement dated as of October 1, 1997 (the "Installment Sale Agreement") specifying the terms and conditions pursuant to which the Issuer agrees to acquire, construct and install the Project Facility and to sell the Project Facility to the Company; and

         WHEREAS, the Issuer proposes to issue the Bonds for the purpose of providing funds for the acquisition, construction and installation of the Project Facility; and

         WHEREAS, the Issuer, by the terms of the Indenture and as security for the Bonds, has granted the Trustee a first security interest in the Trust Revenues (as defined in the Indenture); and

         WHEREAS, as further security for the Bonds, the Company has entered into a reimbursement agreement dated as of October 1, 1997 (the "Reimbursement Agreement") with KeyBank National Association, a national banking association organized under the laws of the United States (the "Bank"), pursuant to which the Bank has issued in favor of the Trustee an irrevocable transferable direct-pay letter of credit (the "Letter of Credit") to secure the Bonds; and

         WHEREAS, the Bonds are to be issued pursuant to the terms of a trust indenture (the "Indenture") dated as of October 1, 1997 by and between the Issuer and the Trustee; and

         WHEREAS, the Internal Revenue Code of 1986, as amended (the "Code"), and the Department of Treasury Regulations promulgated with respect thereto (the "Regulations"), prescribe restrictions on, among other things, the Bonds, the activities of the Company, the application of the proceeds of the Bonds and earnings thereon and the use of the Project Facility in order that interest on the Bonds be and remain exempt from federal income taxation; and

         WHEREAS, in order to ensure that the requirements of the Code are and will continue to be met, the Company has determined to enter into the Tax Regulatory Agreement in order to set forth certain representations, intentions, conditions and covenants relating to, among other things, the Bonds, the activities of the Company, the application of the proceeds of the Bonds and the earnings thereon and the use of the Project Facility;

         NOW, THEREFORE, in consideration of the issuance, sale and purchase of the Bonds, the issuance of the Letter of Credit and the mutual covenants and undertakings set forth in the Financing Documents (as defined in the Indenture), the Company hereby represents, warrants and undertakes the following for the benefit of the Issuer, the Trustee and the holders of the Bonds as follows:

                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.1. DEFINITIONS. For purposes of the Tax Regulatory Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture. In addition, the following italicized words and phrases shall have the following meanings:

         "1954 Code" means the Internal Revenue Code of 1954, as amended.

         "Aggregate Face Amount" means the aggregate face amount of an issue of bonds determined in accordance with Section 144(a) of the Code (formerly Section 103(b)(6) of the 1954 Code) and Section 4.1 hereof.

         "Average Maturity" means the average maturity of an issue of bonds within the meaning ascribed to such phrase in Section 147(b) of the Code (formerly Section 103(b)(14) of the 1954 Code), which requires the determination of Average Maturity to be made by taking into account the respective issue prices of the obligations which are issued as part of the issue.

         "Average Reasonably Expected Economic Life" shall have the meaning ascribed to such phrase in Section 147(b) of the Code (formerly Section 103(b)(14) of the 1954 Code) and shall be calculated by taking into account the respective costs of the different assets forming part of the Project Facility and determined as of the later of the date on which the Bonds are issued or the date on which the Project Facility is placed in service or expected to be placed in service. Land shall not be taken into account. The economic lives of such assets shall be determined by using class lives under the ADR system (Revenue Procedure 87-56) for property other than real property and guideline lives under Revenue Procedure 62-21 for real property. If the Company can establish, however, on the basis of all the facts and circumstances of each particular case, such as an appraisal, that the economic lives of such assets are longer than the lives determined pursuant to the preceding sentence, then such assets may be assigned such longer economic lives accordingly.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Computation Period" means each period from the date of original issuance of the Bonds through the date on which a determination of the Rebate Amount is made.

         "Fair Market Value" of an investment means the fair market value of such investment at the time it becomes a Nonpurpose Investment, determined pursuant to Section 1.148-5(d)(6) of the Regulations.

         "Gross  Proceeds"  shall  have the  meaning  ascribed  to such  term in
Section 1.148-1(b) of the Regulations which includes the following:

         (A) Sale proceeds, amounts actually or constructively received from the sale of an issue, including amounts used to pay underwriters' discount or compensation, and accrued interest other than pre-issuance accrued interest;

         (B)      Investment   proceeds,   amounts  actually  or  constructively
received from the investment of proceeds of an issue (as defined in Section 1.148(b) of the Regulations);

         (C) Amounts treated as sinking funds under Section 1.148(c)(2) of the Regulations;

         (D)      Amounts  that  are  directly  or   indirectly   pledged  by  a
substantial beneficiary of an issue to pay principal or interest on an issue (as defined in Section 1.148-1(c)(3) of the Regulations);

         (E) Transferred proceeds, any proceeds treated as transferred proceeds as defined in Section 1.148-9 of the Regulations, or the applicable corresponding provisions of prior law); and

         (F) Other amounts having a nexus to an issue (as defined in Section 1.148(c) of the Regulations).

         "Higher Yielding Investments" means any Investment Property which produces a Yield over the term of the issue which is materially higher than the Yield on the issue. For purposes hereof, "materially higher" shall have the meaning ascribed to such phrase in Section 1.148-2(d)(2) of the which states that the Yield on any investment is "materially higher" when it exceeds the Yield on the Bonds by more than one-eighth of one percentage point (1/8 of 1%).

         "Included Bonds" means (A) any issue of bonds treated as part of the same issue as the Bonds pursuant to Section 1.150-1 of the Regulations and Revenue Ruling 81-216, (B) any issue of bonds required to be aggregated with the Bonds in determining the Aggregate Face Amount thereof under Section 144(a)(2) of the Code or Section 103(b)(6)(B) of the 1954 Code and (C) any issue of bonds aggregated with the Bonds pursuant to Section 144(a)(9) of the Code.

         "Included Facilities" means any facilities described in Section 1.103-10(d)(2)(i) of the Regulations which includes any facilities located within the Town of Moreau, Saratoga County, New York and those facilities located outside the Town of Moreau, Saratoga County, New York but which are contiguous to, integrated with or functionally related to a facility located within the Town of Moreau, Saratoga County, New York.

         "Industrial Development Bond" means any bond which constitutes an industrial development bond as defined in Section 103(b)(2) of the 1954 Code.

         "Investment Property" shall have the meaning ascribed to such phrase in
Section  148(b)(2)  of the Code which  describes  the same to mean any  security
(within the meaning of Section 165(g)(2)(A) or (B) of the Code), or any obligation other than tax-exempt obligations which are not "specified private activity bonds" within the meaning of Section 57(a)(5)(C) of the Code, any annuity contract or any investment-type property. Investment Property shall not mean tax-exempt bonds.

         "Issuance  Costs"  shall have the  meaning  ascribed  to such phrase in
Section 147(g) of the Code and by H. Conf. Rep. No. 99-841, pp. II-729-30, which describes the same as all costs incurred in connection with the borrowing, including, but not limited to, underwriter's spread, discount or fees, counsel fees (including bond counsel, underwriter's counsel, issuer's counsel, company's counsel and specialized counsel fees), financial advisor's fees, rating agency fees, trustee fees, paying agent and certifying and authenticating agent fees, accountant fees, printing costs, costs incurred in connection with obtaining the required public approval for the issuance of the Bonds and costs of engineering and feasibility studies.

         "Net Proceeds" means the sum of the aggregate principal amount of the Bonds, minus the proceeds invested in a reasonably required reserve or replacement fund, plus the amount of invested earnings expected to accrue on the proceeds of the Bonds. For purposes of calculating the Net Proceeds of the Bonds, no reduction shall be made for Issuance Costs.

         "Nonpurpose Investment" shall have the meaning ascribed to such phrase in Section 148(f)(6) of the Code which describes the same to be any Investment Property which is acquired with the Gross Proceeds of the Bonds and which is not acquired to carry out the governmental purpose of the Bonds.

         "Principal User" shall mean "principal user" as such term is used or defined in Section 144(a)(2)(B) of the Code (formerly Section 103(b)(6)(B)(ii) of the 1954 Code) and any Regulations or rulings promulgated thereunder. Pursuant to Section 1.103-10(h)(1) of the Regulations (as published in proposed form on February 21, 1986 at page 6274 of the Federal Register), a Principal User is defined as any Person who is a principal owner, a principal lessee, a principal output purchaser or an "other" principal user, all as defined below:

         (A) A principal owner is a Person who, at any time, holds more than a ten percent (10%) ownership interest (by value) in the facility, or, if no Person holds more than a ten percent (10%) ownership interest, then the Person (or Persons in the case of multiple equal owners) who holds the largest ownership interest in such facility.

         (B) A principal lessee is any Person who at any time leases more than ten percent (10%) of such facility, as determined by reference to the fair rental value of the portion of the facility so leased.

         (C) A principal output purchaser is any Person who purchases the output or products of an electric or thermal energy, gas, water or other similar facility, unless the total output purchased by such Person during each one-year period beginning with the date the facility is placed in service is ten percent (10%) or less of the facility's total output during each such period.

         (D) An "other" principal user is a Person who enjoys a use of the facility in a degree comparable to the enjoyment of a principal owner or a principal lessee, taking into account all the relevant facts and circumstances, such as the Person's participation in the control over use of the facility or its remote or proximate location.

         Co-owners or co-lessees who are collectively treated as a partnership subject to Subchapter K under Section 761(a) of the Code are not treated as Principal Users merely by reason of their partnership interests.

         The Internal Revenue Service has interpreted the phrase Principal User to include, among other Persons, the following:

         (1)      the owner or purchaser of the facility in question;

         (2) any Person using ten percent (10%) or more of the space in a facility (as measured as a percentage of the square footage of the noncommon use space);

         (3) any Person paying ten percent (10%) or more of the fair rental value of such facility, or from which more than ten percent (10%) of the annual revenues attributable to such facility for any year are derived;

         (4) a principal customer of whatever is produced at such facility (the Internal Revenue Service has found that a Person may be a Principal User of a facility, even though not an occupant, if, pursuant to a contractual obligation, he takes a substantial portion of the goods or services produced at the facility);

         (5) any Person who both enjoys the primary use of such facility and directly and indirectly constitutes the primary source of payment of either the principal of or interest on the any tax-exempt bond issued with respect to such facility; or

         (6) a lessor of such facility having a reversionary interest in the facility.

         It should be noted that there may be more than one Principal User of a facility and of other facilities. The ten percent fair rental value or annual revenues test is applied annually, and a Person may qualify as a Principal User one year but not other years. For example, a Person may qualify as a ten percent tenant before a facility is fully rented but not afterwards. In that case, for purposes hereof, that tenant should be considered a Principal User, because he may qualify in one year even though he may not be includable in that category in other years. Application of the ten percent fair rental value or annual revenues test entails numerous complexities relating, among other matters, to tax reimbursements and other escalation charges and common area maintenance payments (all of which should be counted as rent) as well as to contingent rents.

         "Prior Issues" means, with respect to a new issue of bonds, any Industrial Development Bond or Qualified Small Issue bond outstanding on the date of issuance of the new bonds, where the facilities financed in whole or in part by the proceeds of such Industrial Development Bond or Qualified Small Issue bond are located within the same incorporated municipality or county as the facilities to be financed with the proceeds of the new issue of bonds and a Principal User of such facilities (or a Related Person thereto) is or will be a Principal User of the facilities (or a Related Person) to be financed with the proceeds of the new issue of bonds.

         "Private Activity Bond" shall have the meaning ascribed to such phrase in Section 141 of the Code which describes the same to mean any obligation issued by any state or political subdivision as part of an issue which satisfies either of the two tests set forth below:

         (A)      (1)      more than ten percent  (10%) of the  proceeds of such
issue are to be used directly or indirectly in any Private Business Use; and

                  (2) the payment of the principal of or interest on more than ten percent (10%) of the proceeds of such issue is (under the terms of such issue or any underlying arrangement) directly or indirectly:

                           (a) secured by any interest in property used or to be used for a Private Business Use or in payments in respect of such property; or


                           (b) to be derived from payments in respect of property, or borrowed money, used or to be used for a Private Business Use; or

         (B) the proceeds of the issue which are to be used directly or indirectly to make or finance loans to Persons other than governmental units exceed the lesser of:

                  (1)      five percent (5%) of such proceeds; or

                  (2)      $5,000,000.

         "Private Business Use" means use (directly or indirectly) in a trade or business carried on by any Person other than a governmental unit. For purposes hereof, any activity carried on by a Person other than a natural person shall be treated as a trade or business.

         "Qualified  Costs"  shall have the  meaning  ascribed to such phrase in
Section 2.1(D)(1) hereof.

         Qualified Small Issue" means an issue of governmental obligations the interest on which is not subject to federal income taxation because it satisfies the requirements of the Code for the tax exemption for interest on a qualified small issue bond, including, but not limited to, Section 144 of the Code which requires that the Aggregate Face Amount of such issue not exceed $1,000,000 and at least ninety-five percent (95%) of the Net Proceeds of the issue be used (A) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation provided in
Section 167 of the Code, or (B) to redeem part or all of a Prior Issue which was issued for such purposes. In determining the Aggregate Face Amount of an issue, certain Prior Issues and Included Bonds must be taken into account in accordance with Article IV hereof. At the election of the issuer, the $1,000,000 limitation may be increased to $10,000,000, provided that in determining the Aggregate Face Amount of such issue Small Issue Capital Expenditures must also be included.

         "Qualifying Rehabilitation Expenditures" shall have the meaning ascribed to the phrase "rehabilitation expenditures" in Section 147(d)(3) of the Code (formerly Section 103(b)(17) of the 1954 Code) which describes such expenditures to mean any amount properly chargeable to capital account which is incurred by the Person acquiring the building or property (or additions or improvements to property) in connection with the rehabilitation of a building. In the case of an integrated operation contained in a building before its acquisition, such term includes rehabilitating existing equipment in such building or replacing it with equipment having substantially the same function. For purposes of this definition, any amount incurred by a successor to the Person acquiring the building or by the seller under a sales contract with such Person shall be treated as incurred by such Person.

         The term Qualifying Rehabilitation Expenditures does not include:

         (A)      the cost of buying the existing building;

         (B)      any  expenditure   attributable  to  the  enlargement  of  the
existing building;

         (C) any expenditure attributable to the rehabilitation of a certified historic structure or building in a registered historic district, unless:

                  (1) the rehabilitation of such historic structure or building is a certified rehabilitation within the meaning of Section 48(g)(2)(C) of the 1954 Code; or

                  (2) the building is not a certified historic structure and the Secretary of the Interior has certified to the Secretary of the Treasury that the building is not of historic significance to the district;

         (D) any expenditure of the lessee of a building if, on the date the rehabilitation is completed, the remaining term of the lease (determined without regard to renewal periods) is less than the recovery period determined under Section 168(c) of the Code; or

         (E) any expenditure in connection with the rehabilitation of a building which is allocable to that portion of such building which is tax-exempt use property within the meaning of 168(h) of the Code.

         "Rebate  Amount" means the amount  computed in accordance  with Section
7.3 hereof.

         "Regulations"  means the  Income  Tax  Regulations  promulgated  by the
Department  of  the  Treasury  from  time  to  time  and  includes   regulations
promulgated in final, temporary or proposed form.

         "Related  Person"  shall have the  meaning  ascribed  to such phrase in
Section 144(a)(3) of the Code (formerly Section 103(b)(6)(C) of the 1954 Code) which includes:

         (A) Individual: "Related Persons" to an individual include but are not limited to:

                  (1) members of his family. The family of an individual includes his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants;

                  (2) a corporation more than fifty percent (50%) in value of the outstanding stock of which is owned (directly or indirectly) by or for that individual, his family or his partner. An individual is also considered to own a proportionate share of the stock owned by a partnership, corporation, estate or trust of which the individual is a partner, shareholder or beneficiary; and

                  (3) a partnership, if the individual owns, directly or indirectly, more than fifty percent (50%) of the capital interest or profits interest in the partnership.

         (B) Partnership: "Related Persons" to a partnership include but are not limited to:

                  (1) a Person, if the Person owns, directly or indirectly, more than fifty percent (50%) of the capital interest or profits interest in the partnership;

                  (2) another partnership in which the same Person or Persons own, directly or indirectly, more than fifty percent (50%) of the capital interest or profits interest; and

                  (3) a corporation, if the same Persons own, directly or indirectly, more than fifty percent (50%) of the capital interest or profits interest in the partnership and more than fifty percent (50%) in value of the outstanding stock of the corporation.

         (C) Corporation: "Related Persons" to a corporation include but are not limited to:

                  (1) an individual who owns, directly or indirectly, more than fifty percent (50%) in value of the outstanding stock of the corporation;

                  (2) a partnership, if the same Persons own, directly or indirectly, more than fifty percent (50%) of the capital interest or profits interest in the partnership and more than fifty percent (50%) in value of the outstanding stock of the corporation;

                  (3) another S corporation, if the corporation is an S corporation and the same Persons own more than fifty percent (50%) in value of the outstanding stock of each corporation;

                  (4) an S corporation, if the same Persons own more than fifty percent (50%) in value of the outstanding stock of each corporation;

                  (5) another corporation, if such corporations are members of the same controlled group within the meaning of Section 267(f) of the Code; and

                  (6) another corporation which is a member of the same "controlled group of corporations". The term "controlled group of corporations" means:

                           (a)      a parent-subsidiary controlled group;

                           (b)      a brother-sister controlled group;

                           (c) a combined group consisting of three or more corporations each of which is a member of a group of corporations described directly above in (a) or (b) and one of which is a common parent corporation included in a parent-subsidiary controlled group and also is included in a brother-sister controlled group; and

                           (d) two or more insurance companies subject to federal taxation as Life Insurance Companies under Section 801 of the Code which are members of a controlled group of corporations described directly above in (a), (b) or (c).

         The term  "controlled  group of  corporations" is more fully defined in
Section 1563(a) of the Code, except that, pursuant to Section 144(a)(3)(B) of the Code (formerly Section 103(b)(6)(C) of the 1954 Code), "more than 50 percent" shall be substituted for "at least 80 percent" each place it appears in
Section 1563(a) of the Code.

         (D)      Miscellaneous:  The  following  are also  considered  "Related
Persons":

                  (1)      a grantor and a fiduciary of any trust;

                  (2) a fiduciary of a trust and a fiduciary of another trust, if the same person is a grantor of both trusts;

                  (3) a fiduciary of a trust and a beneficiary of such trust;

                  (4) a fiduciary of a trust and a beneficiary of another trust, if the same Person is a grantor of both trusts;

                  (5) a fiduciary of a trust and a corporation more than fifty percent (50%) in value of the outstanding stock of which is owned, directly or indirectly, by or for the trust or by or for a Person who is a grantor of the trust; and

                  (6) a Person and an organization which is exempt from federal income taxation under Section 501 of the Code and which is controlled, directly or indirectly, by such Person or (if such Person is an individual) by members of the family of such individual.

         (E) Stock Ownership: For purposes of determining stock ownership under all of the above, except subparagraph (C)(6) (relating to members of a "controlled group of corporations"), the following rules shall apply:

                  (1) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries;

                  (2) an individual shall be considered as owning the stock owned, directly or indirectly, by or for his family;

                  (3) an individual owning (otherwise than through his family by the application of subparagraph [2] above) any stock in a corporation shall be considered as owning the stock owned, directly or indirectly, by or for his partner;

                  (4) the family of an individual shall include only his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants;

                  (5) stock constructively owned by a Person by reason of the application of subparagraph (1) above shall, for the purpose of applying subparagraph (1), (2) or (3) above, be treated as actually owned by such Person, but stock constructively owned by an individual by reason of the application of subparagraph (2) or (3) above shall not be treated as owned by him for the purpose of again applying either subparagraph (2) or (3) in order to make another the constructive owner of such stock;

                  (6) the ownership of a capital or profits interest in a partnership shall be determined in accordance with subparagraphs (1) through (5) of this paragraph (E), excluding subparagraph (3); and

                  (7) for the rules for determining stock ownership for purposes of determining whether a corporation is a member of a "controlled group of corporations", see Section 1563(d) of the Code.

         (F) For purposes of determining whether a Person is a Related Person to a Substantial User, in addition to all of the other ways that Persons may be deemed to be Related Persons to a Substantial User, a partnership and each of its partners (and their spouses and minor children) shall be treated as Related Persons, and an S corporation and each of its shareholders (and their spouses and minor children) shall be treated as Related Persons.

         "Sinking Fund" shall have the meaning ascribed to such term in Section 1.148-1(c)(2) of the Regulations which includes a debt service fund, redemption fund, reserve fund, replacement fund or any similar fund, to the extent that the issuer reasonably expects the fund to pay principal or interest on the issue.

         "Small Issue Capital Expenditures" means any capital expenditures as such term is used or defined in Section 144(a)(4)(A)(ii) of the Code (formerly
Section 103(b)(6)(D) of the 1954 Code) and in any

Regulations,   rulings  or  other  authority  promulgated  thereunder.   Section
1.103-10(b)(2)(ii) of the Regulations describes the same to mean capital expenditures which meet the following five tests:

         (A) the capital expenditure was financed other than from a Qualified Small Issue;

         (B) the capital expenditure was paid or incurred during the six-year period which begins three (3) years before the date of issuance of the issue in question and ends three (3) years after such date;

         (C) the Principal User of the facility in connection with which the property resulting from the capital expenditure is used and the Principal User of the facility financed with the proceeds of the issue in question are the same Person or two or more Related Persons;

         (D) both the facilities referred to in paragraph (C) above were (during the period described in paragraph (B) above) located in the same incorporated municipality or in the same county (outside of the incorporated municipalities in such county); and

         (E) the capital expenditure was properly chargeable to the capital account of any Person or state or local governmental unit (whether or not such Person is the Principal User of the facility or a Related Person) determined, for this purpose, without regard to any rule of the Code which permits expenditures properly chargeable to capital accounts to be treated as current expenses.

         The Internal Revenue Service has ruled that Small Issue Capital Expenditures include, among other expenses, such expenses as construction period interest, costs of issuance, costs of equipment moved into the jurisdiction, certain research and development costs and amounts paid for goodwill. (See Memorandum to Accountants for a more in-depth discussion of what constitutes Small Issue Capital Expenditures.)

         "Substantial User" means "substantial user" as such term is used or defined in Section 147(a)(1) of the Code (formerly Section 103(b)(13) of the 1954 Code) and any Regulations, rulings or other authority promulgated thereunder. Section 1.103-11 of the Regulations describes a Substantial User of a facility to include any nonexempt person who regularly uses a part of such facility in his trade or business. However, unless a facility, or a part thereof, is constructed, reconstructed or acquired specifically for a nonexempt Person or Persons, such a nonexempt Person shall be considered to be a Substantial User of a facility only if (A) the gross revenue derived by such user with respect to such facility is more than five percent (5%) of the total revenue derived by all users of such facility, or (B) the amount of area of the facility occupied by such user is more than five percent (5%) of the entire usable area of the facility. Under certain facts and circumstances, where a nonexempt Person has a contractual or preemptive right to the exclusive use of property or a portion of property, such Person may be a Substantial User of such property. A lessee or sublessee of all or a portion of the facility may also be a Substantial User of such facility. A licensee or similar Person may also be a Substantial User where his use is regular and is not merely a casual, infrequent or sporadic use of the facility. Absent special circumstances, individuals who are physically present on or in the facility as employees of a Substantial User shall not be deemed to be Substantial Users.

         "Test Period Beneficiary" means "test period beneficiary" as such term is used or defined in Section 144(a)(10)(D) of the Code (formerly Section 103(b)(15) of the 1954 Code) and any Regulations, rulings or other authority promulgated thereunder. Section 144(a)(10)(D) and Section 1.103-10(i)(3) of the Regulations describe a Test Period Beneficiary to be any Person who is an owner or Principal User of the facility financed by an issue of tax-exempt Private Activity Bonds, or any Related Person to such owner or Principal User, at any time during the three-year period beginning on the later of (A) the date such facility was placed in service, or (B) the date of the issue of such bonds. Once a Person is a Test Period Beneficiary with respect to a facility, he will remain a Test Period Beneficiary for so long as such issue remains outstanding, regardless of the fact that such Person may no longer be an owner or Principal User of the bond-financed facility or Related Person to either. However, a Related Person will be treated as a Test Period Beneficiary only if that Person is or becomes a Related Person at any time during the test period in which the Principal User in question was a Principal User of the bond-financed facility and such Principal User has not ceased to be a Principal User at the time such other Person becomes a Related Person.

         "Variable Rate Obligation" means any obligation the Yield on which, under the terms of the obligation, is adjusted periodically according to a prescribed formula such that the Yield over the term of the obligation cannot be determined on the date of original issuance.

         "Weighted Average Rate of Interest" of an obligation for any period means the total interest paid during such period divided by the product of (A) the principal amount of such obligation, and (B) the amount of time from the beginning of such period that the obligation is outstanding (expressed in number of years). Weighted Average Rate of Interest for two or more obligations for any period shall mean the total interest paid during such period divided by the sum of the products described above.

         "Yield" means "yield" as such term is used or defined in Section 148(h) of the Code and Section 1.148-1(b) of the Regulations, which provide that Yield generally means that yield which, when used in computing the present value of all unconditionally payable payments of principal, interest and fees for qualified guarantees on the issue, produces an amount equal to the present value, using the same discount rate, of the aggregate issue price of the issue as of the issue date.

SECTION 1.2. INTERPRETATION. In the Tax Regulatory Agreement, unless the context otherwise requires:

         (A) words importing the inclusion in gross income for federal income tax purposes of interest income on any of the Bonds shall not include the imposition of an alternative minimum or preference tax or environmental tax or branch profits tax on any Bondholder, in the calculation of which is included the interest on any of the Bonds;

         (B) the terms "hereby", "hereof", "herein", "hereunder" and any similar terms as used in the Tax Regulatory Agreement refer to the Tax Regulatory Agreement, and the term "heretofore" shall mean before, and the term "hereafter" shall mean after, the date of the Tax Regulatory Agreement;

         (C) words of masculine gender shall mean and include correlative words of feminine and neuter genders, and words importing the singular number shall mean and include the plural number and vice versa; and

         (D) any certificates, letters or opinions required to be given pursuant to the Tax Regulatory Agreement shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to the Tax Regulatory Agreement.

                                   ARTICLE II

                      THE PROJECT AND THE PROJECT FACILITY


SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In consideration of the mutual covenants contained herein and in the Financing Documents, the Company hereby makes the following representations and warranties:

         (A)      The  Project   undertaken  by  the  Issuer   consists  of  the
acquisition, construction and installation of the Project Facility.

         (B) The Project Facility, which is to be acquired, constructed and installed as part of the Project, is to be located entirely in the Town of Moreau, Saratoga County, New York.

         (C) The Project constitutes a "project" within the meaning of the Act.

         (D) (1) As indicated in Paragraph (I) of Part III of Schedule A hereto, at least ninety-five percent (95%) of the Net Proceeds of the Bonds will be expended for costs (a) of "acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation" within the meaning of Section 144(a)(1)(A) of the Code (formerly
Section 103(b)(6)(A) of the 1954 Code), (b) which are chargeable to the capital account of the Company or would be so chargeable either with an election of the Company, or but for the election of the Company, to deduct the amount of the item, and (c) which were paid or incurred within sixty days' prior to June 24, 1997 (such costs are hereinafter referred to as "Qualified Costs"). For purposes of calculating the Net Proceeds of the Bonds, Issuance Costs shall not be taken into account. In addition, in calculating the amount of the proceeds of the Bonds utilized for Qualified Costs, Issuance Costs shall not be treated as utilized for Qualified Costs. The Company shall ensure that, as of the date of each disbursement from the Project Fund, at least ninety-five percent (95%) of the total amount disbursed from the Project Fund has been utilized for Qualified Costs.

                  (2) No part of the proceeds of the Bonds shall be used to provide working capital or inventory.

                  (3) As is indicated in Paragraph (F) of Part III of Schedule A, the Company will not utilize more than two percent (2%) of the aggregate face amount of the Bonds for the payment of Issuance Costs.

                  (4) No expense for supervision by any officer or employee of the Company and no expense for work done by any such officer or employee in connection with the Project is or will be included in the Cost of the Project, except to the extent any such officer or employee was specifically employed or designated by the Company for such particular purpose and such sums may be and are capitalized by the Company and are allocable to Qualified Costs.

         (E) No portion of the proceeds of the Bonds is to be used to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

         (F) No portion of the proceeds of the Bonds is to be used to provide any of the following:

                  (1)      any private or commercial golf course,  country club,
         massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack within the meaning of Section 144(a)(8) of the Code (formerly Section 103(b)(6)(O) of the 1954 Code); or

                  (2) any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises within the meaning of Section 147(e) of the Code (formerly Section 103(b)(18) of the 1954 Code).

         (G) No portion of the proceeds of the Bonds is to be used directly or indirectly to provide residential real property for family units within the meaning of Section 144(a)(5) of the Code (formerly Section 103(b)(6)(3) of the 1954 Code).

         (H) No portion of the proceeds of the Bonds or of any other Prior Issues required to be taken into account under Section 144(a)(11)(C) of the Code was or is to be used, directly or indirectly, (1) to provide "depreciable farm property" within the meaning of Section 144(a)(11)(B) of the Code, or (2) to acquire land (or an interest therein) to be used for farming purposes.

         (I) The Standard Industrial Classification (SIC) Codes for the Project Facility and the proportionate amount of the Net Proceeds of the Bonds allocable with respect to each are as follows:


                                            Net Proceeds of Bonds
                                            allocable to each SIC
         SIC Number                              Number

             2821                                $1,200,000
             2869                                $4,800,000


         (J) The Company does not expect to sell or otherwise dispose of the Project Facility, in whole or in part, while the Bonds are Outstanding. The Company does not expect to sell or trade in any real property as a result of the issuance of the Bonds or the acquisition, construction and installation of the Project Facility.

         (K) No portion of the Project Facility to be constructed or installed with the proceeds of the Bonds was acquired from the Company or any other Principal User of the Project Facility or any Related Person thereto.

         (L) Prior to June 24, 1997 neither the Company, any other Principal User of the Project Facility nor any Related Person to either had a leasehold or other interest in the Project Facility.

SECTION 2.2. REPRESENTATIONS REGARDING MANUFACTURING. The Company proposes to construct and operate a synthetic organic chemical manufacturing facility. Formaldehyde and urea-formaldehyde aminoplast products will be manufactured at the proposed site and delivered to local customers in a bulk liquid form via tanker truck. Basic raw materials for the proposed formaldehyde and urea-formaldehyde manufacturing processes include methanol, urea, fresh air and water. Basic raw materials for the proposed urea-formaldehyde aminoplast process include formaldehyde or urea-formaldehyde, urea and water. Methanol will be shipped to the proposed site via tanker truck. Urea prills (solid balls) will be delivered to the site via truck or rail. All raw material and finished goods storage will be by above ground tanks on the proposed site.

The total cost of the project is expected to be $8,600,000. The following is a breakdown of this cost:

         Land                                                  $282,500
         Construction
                  Manufacturing            $6,143,200
                  Support (Storage)         1,524,300
                  Non Manufacturing           650,000
                                                             $8,317,500
                                                             ----------

         Total                                               $8,600,000
                                                             ==========

Proceeds from the Bonds will be used strictly for manufacturing construction. The manufacturing support class includes raw material and finished goods storage as well as office and lab space for support personnel. Office and lab space will be used for purchasing, employee relations and production control as well as quality control. No proceeds from the bond issue will be used for support, non manufacturing or land costs.

                                   ARTICLE III

                        USE OF THE PROCEEDS OF THE BONDS


SECTION 3.1. USE OF THE PROCEEDS OF THE BONDS. The Bonds are being issued to provide funds to enable the Issuer to undertake the Project. The Company hereby certifies and represents that it reasonably expects that the total cost of the Project, the proceeds received from the sale of the Bonds, any other financing to be obtained with respect to the Project and the use of the proceeds of the Bonds and such other financing will be as set forth in Schedule A.

SECTION 3.2. CERTIFICATION AS TO PROJECT COSTS. The Company hereby certifies with respect to Schedule A as follows:

         (A) No property included in the Project Facility to be financed with the proceeds of the Bonds was owned by the Company, a Principal User of the Project Facility or any Related Person to either.

         (B) All of the proceeds of the Bonds will be used to finance items constituting the Cost of the Project as set forth in Section 4.3 of the Installment Sale Agreement.

         (C) No person who was a Substantial User of the Project Facility (or a Related Person thereto) at any time during the five-year period preceding the date of issue of the Bonds and who will also be a Substantial User of the Project Facility (or a Related Person thereto) at any time during the five-year period following the date of issue of the Bonds, will receive, directly or indirectly, proceeds of the Bonds in an amount equal to five percent (5%) or more of the face amount of the Bonds in payment for its interest in the Project Facility, except to the extent the Company is reimbursed for items constituting the Cost of the Project paid or incurred pursuant to and within sixty days' prior to the adoption by the Issuer of the Inducement Resolution for the Project on June 24, 1997.

         (D) No "Acquisition" of any portion of the Project Facility financed with the proceeds of the Bonds "commenced" prior to within sixty days' of June 24, 1997 within the meanings ascribed to such quoted terms under Section 1.103-(8)(a)(5) of the Regulations.

         (E) Except as listed in Paragraph (E) of Schedule C hereto, there are no Qualified Small Issues other than the Bonds which are to be used with respect to a single building, an enclosed shopping mall or a strip of offices, stores or warehouses constituting part of (or sharing substantial common facilities with) the Project Facility within the meaning of Section 144(a)(9) of the Code.

SECTION 3.3. AVERAGE REASONABLY EXPECTED ECONOMIC LIFE AND AVERAGE BOND MATURITY; FORM 8038. (A) The Average Reasonably Expected Economic Life of that portion of the Project Facility financed with the proceeds of the Bonds and the Average Maturity of the Bonds were determined in accordance with Schedule B hereto. As is indicated on Schedule B, the Average Maturity of the Bonds does not exceed one hundred twenty percent (120%) of the Average Reasonably Expected Economic Life of that portion of the Project Facility financed with the proceeds of the Bonds.

         (B) The Company hereby represents and warrants that the information contained in Internal Revenue Service Form 8038 attached hereto as
Exhibit I is true and correct, including, but not limited to, the Average Maturity of the Bonds and the Average Reasonably Expected Economic Life of that portion of the Project Facility financed with the proceeds of the Bonds. The Company shall cause Bond Counsel to file a copy of such Form 8038 with the New York State Department of Economic Development and obtain from that Department a certification of the Governor that the Bonds satisfy the requirements of Section 146 of the Code (relating to volume limitation) in sufficient time that such Form 8038, accompanied by such certification, can be filed in a timely fashion with the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255 as required by Section 149(e) of the Code.

SECTION 3.4. FINAL REQUEST FOR DISBURSEMENT. In connection with its final request for disbursement from the Project Fund, the Company hereby covenants that it shall make all certifications and deliver all items required by the Indenture.

SECTION 3.5. EXISTING PROPERTY. (A) In order to assure compliance with the requirements of Section 147(d) of the Code relating to the acquisition of existing property, the Company hereby covenants and agrees that it will make Qualifying Rehabilitation Expenditures with respect to any existing building acquired with the proceeds of the Bonds in an amount at least equal to fifteen percent (15%) of the cost of acquiring such existing building financed from the proceeds of the Bonds within two (2) years after the later of the issuance of the Bonds or the acquisition of such existing building. The Company shall file with the Trustee, upon the making of all such Qualifying Rehabilitation Expenditures, an accounting setting forth the amount and nature of such expenditures.

         (B) No portion of the proceeds of the Bonds is to be used to acquire equipment unless the first use of such equipment is pursuant to such acquisition.

SECTION 3.6. ACQUISITION OF LAND. As set forth in Paragraph (A) of Part III of Schedule A, the total cost of land (or any interest therein) included in the Project is $282,500. $254,250 of the proceeds of the Bonds will be utilized towards the acquisition of land.

SECTION 3.7. REFUNDING. None of the proceeds of the Bonds will be used to refund any Private Activity Bond or Industrial Development Bond.

                                   ARTICLE IV

                       AGGREGATE FACE AMOUNT OF THE BONDS


SECTION 4.1. REPRESENTATIONS WITH REGARD TO THE AGGREGATE FACE AMOUNT OF THE BONDS. The Aggregate Face Amount of the Bonds under Section 144(a) of the Code is the sum of the aggregate principal amount of the Bonds, Prior Issues, Small Issue Capital Expenditures and Included Bonds, to the extent such Included Bonds are not within the definition of Prior Issues or Small Issue Capital Expenditures. The Issuer has elected the application of Section 144(a)(4) of the Code, pursuant to which the Aggregate Face Amount of the Bonds may be $10,000,000 or less. The Company makes the following representations and warranties:

         (A) Paragraphs (A) through (C) of Schedule C correctly list the names, addresses, tax identification numbers and prior outstanding issues of Prior Issues used to finance the Project Facility and all other Included Facilities of all the Principal Users of the Project Facility and all the Related Persons thereto.

         (B) Paragraphs (D) and (E) of Schedule C correctly set forth a true and accurate listing of all Included Bonds which are aggregated with the Bonds pursuant to Section 1.150-1 of the Regulations and Revenue Ruling 81-216 or in accordance with Section 144(a)(4) and 144(a)(9) of the Code.

         (C) Paragraph (F) of Schedule C sets forth a true and accurate listing of all Small Issue Capital Expenditures paid or incurred with respect to the Project Facility and all other Included Facilities.

         (D) Paragraph (H) of Schedule C sets forth the computation of the Aggregate Face Amount of the Bonds. The Aggregate Face Amount of the Bonds is $8,600,000.

SECTION 4.2. COMPLIANCE WITH CAPITAL EXPENDITURE  LIMITATIONS.  (A) Within three
(3) years after the issuance of the Bonds, the Company will not pay or incur, or permit to be paid or incurred, Small Issue Capital Expenditures such that the $10,000,000 limit on the Aggregate Face Amount of the Bonds contained in Section 144(a)(4) of the Code shall be exceeded.

         (B) With respect to the period ending three (3) years after the date of issuance of the Bonds, and so long as the Bonds are Outstanding, the Company shall keep (and shall cause Principal Users of the Project Facility and any Related Person thereto to keep) books and records sufficient to indicate the nature and amount of any Small Issue Capital Expenditures.

         (C) If at any time that any of the Bonds are Outstanding, (1) the books and records required to be kept by this Section 4.2, (2) any return required to be filed by the Regulations, or (3) any audit of such books and records or any such return indicate that the limitation on the Aggregate Face Amount of the Bonds has been exceeded, the Company shall forthwith deliver to the Trustee a certificate indicating that such limitation may have been exceeded and requesting the Trustee to designate Bond Counsel to review the books, records and other documentation referred to in this Section 4.2 and deliver to the Trustee and the

Issuer an opinion of Bond Counsel as to whether, based on such books, records and other documentation, such limitation was exceeded during the three-year period beginning on the Closing Date.

SECTION 4.3. OTHER ACTION AFFECTING THE AGGREGATE FACE AMOUNT OF THE BONDS. (A) If, at any time during the three-year period commencing on the date of issuance of the Bonds, the Company, any other Principal User of the Project Facility or any Related Person to either proposes to take any action which would cause a Person not previously treated as a Principal User of the Project Facility or any Included Facility or a Related Person to such a Principal User to become so treated, including, but not limited to, (1) merging or consolidating with, acquiring more than a fifty percent (50%) interest in or being acquired by or having more than a fifty percent (50%) interest in any other Person who is a Principal User of any Included Facilities, (2) leasing more than ten percent (10%) of the Project Facility measured by the fair rental value thereof, (3) entering into any contract with any Person under which such Person is entitled to purchase the output of the Project Facility under terms that would cause such Person to be a Principal User of the Project Facility, or (4) otherwise enjoying a use of the Project Facility(other than a short-term use) in a degree comparable to the enjoyment of a principal owner or principal lessee, the Company shall first file an opinion of Bond Counsel with the Trustee and the Issuer satisfactory to each to the effect that such action would not cause the interest on the Bonds to be includable in the gross income of the recipient thereof for federal income tax purposes.

         (B) In addition, if the Company or another Principal User of the Project Facility, or a Related Person to either, proposes to become a Principal User of any Included Facility at any time within the three-year period commencing on the date of issuance of the Bonds, the Company hereby covenants and agrees that it will first file with the Trustee and the Issuer an opinion of Bond Counsel satisfactory to each to the effect that such action would not cause the interest on the Bonds to be includable in the gross income of the recipient thereof for federal income tax purposes.

                                    ARTICLE V

                           THE $40 MILLION LIMITATION


SECTION  5.1.  $40  MILLION  LIMITATION  REPRESENTATIONS.   The  Company  hereby
represents and warrants that:S

         (A) The Test Period Beneficiaries of the Project Facility and the Related Persons to all such Test Period Beneficiaries are as set forth in Schedule D hereto. The allocation of the amount of the Bonds to each Test Period Beneficiary and such Related Persons and the allocation of the outstanding amount of tax-exempt Private Activity Bonds of each such Test Period Beneficiary and its Related Persons are computed in accordance with the allocation rules of
Section 144(a)(10) of the Code (formerly Section 103(b)(15) of the 1954 Code) and Section 1.103-10(a)(4) of the Regulations and are as set forth in Schedule D hereto.

         (B) The Aggregate Face Amount of the Bonds allocated to any Test Period Beneficiary with respect to the Project Facility, when increased by the outstanding tax-exempt Private Activity Bonds allocated to such Beneficiary and its Related Persons, does not exceed $40,000,000.

SECTION 5.2. COVENANT AS TO $40 MILLION LIMITATION. The Company hereby covenants and agrees that, if, at any time during the three-year period beginning on the later of the date of issuance of the Bonds or the date on which the Project Facility is placed in service, the Company or any other Principal User of the Project Facility or Related Person to either proposes to take any action which would cause any Person not previously treated as either a Principal User of the Project Facility or such Related Person to such Principal User to become so treated, and thereby to become a Test Period Beneficiary of the Project Facility, including, but not limited to, (A) merging or consolidating with, acquiring more than a fifty percent (50%) interest in or being acquired by any other Person, (B) leasing more than ten percent (10%) of the Project Facility, measured by fair rental value, (C) increasing its percentage of ownership or use of the Project Facility, (D) entering into any contract with any Person under which such Person is entitled to take output of the Project Facility in circumstances that would cause such other Person to be a Principal User of the Project Facility, and (E) otherwise enjoying a use of the Project Facility (other than a short-term use) in a degree comparable to the enjoyment of a principal owner or principal lessee, prior to taking any such action the Company shall file or cause to be filed with the Issuer and the Trustee a certificate containing the information set forth in Schedule D which establishes that the aggregate outstanding amount of tax-exempt Private Activity Bonds allocated to such Test Period Beneficiary does not exceed $40,000,000.

                                   ARTICLE VI

                     COMPOSITE ISSUES AND FEDERAL GUARANTEES


SECTION 6.1. COMPOSITE AND OTHER ISSUES. The Company hereby represents and warrants as follows:

         (A) Except as listed in Paragraph (D) of Schedule C, there are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or any political subdivision of any of the foregoing, or of the District of Columbia, which constitute Private Activity Bonds and which are:

                  (1) to be sold at substantially the same time as the Bonds;

                  (2) to be sold at substantially the same interest rate as the rate of interest on the Bonds;

                  (3) to be sold pursuant to a common plan of marketing with the marketing of the Bonds; and

                  (4) payable (a) directly or indirectly by the Company, a Principal User of the Project Facility or a Related Person to either or
         (b) from a common or pooled security which is used or available to pay debt service on the Bonds.

         For purposes of this Section 6.1, obligations are considered sold on the earlier of the date a commitment letter or a purchase agreement is executed.

         (B) The Bonds are not issued as part of a larger issue where such larger issue contains any other obligations the interest on which is excluded from gross income under any provision of federal law.

SECTION 6.2. FEDERAL GUARANTEES. The Company represents that neither (A) payment of principal of or interest on the Bonds or payments under any of the Financing Documents are guaranteed, in whole or in part, directly or indirectly, by the United States (or any agency or instrumentality thereof), nor (B) is any portion of the proceeds of the Bonds to be used in making loans, the payment of principal or interest with respect to which is to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) or invested, directly or indirectly, in federally insured deposits or accounts, nor
(C) is the payment of principal or interest on the Bonds otherwise indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof); provided, however, that the following investments are permitted and may be made: (1) investments of proceeds of the Bonds for an initial temporary period until the proceeds are needed for the Project, (2) investments of a bona-fide debt service fund (as defined in Section 1.103-13(b)(12) of the Regulations), (3) investments of a reserve which meet the requirements of Section 148(d) of the Code, (4) investments in bonds issued by the United States Treasury, or (5) other investments permitted under the Regulations.

                                   ARTICLE VII

                                    ARBITRAGE


SECTION 7.1. ARBITRAGE REPRESENTATIONS. In connection with the issuance of the Bonds, the Company hereby represents, covenants and reasonably expects as follows:

         (A) The Project Facility will be acquired, constructed and installed by the Company pursuant to the Installment Sale Agreement. Under the Installment Sale Agreement and the Indenture, the Issuer will make available to the Company the proceeds of the Bonds for the purpose of financing all or a portion of the Cost of the Project.

         (B) (1) The Company will be obligated under the Installment Sale Agreement to make installment purchase payments in amounts corresponding to the principal and interest payable by the Issuer on the Bonds. The installment purchase payments payable under the Installment Sale Agreement are payable on or before each Bond Payment Date in an amount equal to the principal of and interest payable on the Bonds on such Bond Payment Dates. Such amounts will be applied against the Company's obligation to reimburse the Bank under the Reimbursement Agreement for any draws on the Letter of Credit. The Company will make such installment purchase payments from its general funds and no fund has been nor will be set aside for such payments.

                  (2) Accordingly, the Company will endeavor to ensure that all amounts held in the Bond Fund and will be depleted at least once a year except for a "reasonable carryover amount" (as defined in Section 148-1(b) of the Regulations) and that the Bond Fund and Installment Payment Account qualifies as a "bona-fide debt service fund" (as defined in Section 148-1(b) of the Regulations). The amounts on deposit in the Bond Fund may be invested at Higher Yielding Investments as permitted by Section 148-9(d)(1) of the Regulations.

         (C) The Company is required to pay as additional installment purchase payments any premium when due on the Bonds and the reasonable fees and expenses of the Issuer and the Trustee and their respective representatives in connection with their performance of the transactions contemplated by the terms of the Financing Documents. With the exception of the Issuer's administrative fee in the amount of $38,250, and the reimbursement of reasonable expenses incurred by the Issuer and its representatives in connection with the transactions contemplated thereby, and certain other fees and expenses as set forth or referred to therein, there are no fees previously paid or currently payable or expected to be payable to the Issuer directly or indirectly by the Company or any guarantor of the Bonds.

         (D) The Bonds will be placed by KeyBank National Association (the "Placement Agent") at par plus accrued interest to the purchase date. The Placement Agent will charge a fee of $60,000 for placing the Bonds. The Placement Agent has certified that it is placing the Bonds at a price equal to the principal amount thereof, plus accrued interest to the purchase date. Therefore, the principal amount of the Bonds is the "issue price" within the meaning of Section 1.148-1(b) of the Regulations which should be utilized in calculating the Yield on the Bonds.

         (E) The Yield to be derived by the Issuer in the aggregate from its administrative fee pursuant to the Installment Sale Agreement will not exceed by more than one-eighth of one percent (1/8 of 1%) per annum the yield payable by the Issuer on the Bonds. It is not expected that there will be sufficient revenues and/or reserves accumulated or retained by the Issuer to retire the Bonds significantly before maturity.

         (F) (1) In accordance with the Indenture, the proceeds from the sale of the Bonds (other than accrued interest on the Bonds which will be deposited into the Bond Fund) will be deposited in the Project Fund. The Trustee will disburse moneys on deposit in the Project Fund to the Company, as agent of the Issuer, periodically as the acquisition, construction and installation of the Project Facility progress upon satisfaction of the conditions contained in
Article IV of the Indenture and in the Reimbursement Agreement for such disbursement. Earnings from investments of amounts in the Project Fund will be deposited in the Project Fund and upon satisfaction of the conditions contained in the Indenture will be disbursed to pay the Cost of the Project. Such amounts so disbursed will be applied to the payment of the Cost of the Project or used to reimburse the Company for items constituting the Cost of the Project previously paid and incurred by it in accordance with the Indenture.

                  (2) Prior to disbursement, such moneys held in the Project Fund may be invested at an unrestricted Yield during the applicable temporary periods as provided in the Code and the Regulations; provided, however, that any proceeds from such investment or reinvestment of any proceeds of such moneys will, within three (3) years of the Closing Date or within one (1) year after the receipt of such investment income, be expended to pay the Cost of the Project, applied to redeem Bonds or deposited in the Rebate Fund for rebate to the United States.

                  (3) Any amounts remaining in the Project Fund on the Completion Date are to be applied, subject to the rebate requirement described in Section 7.3 hereof, to the redemption of Bonds.

                  (4) All of the proceeds of the sale of the Bonds are expected to be expended for (a) payment of expenses incurred in connection with the issuance of the Bonds, (b) payment of interest on the Bonds during the Construction Period, (c) payment of the costs of acquiring, constructing and installing the Project Facility, and (d) making any rebate payments to the United States within three (3) years of the Closing Date.

                  (5) If a portion of the proceeds of the Bonds or the earnings thereon are not necessary to complete the Project Facility, such amounts shall be transferred from the Project Fund to the Bond Fund, invested at Yield no greater than the Yield on the Bonds and utilized to redeem Bonds on the first possible date, all in accordance with Revenue Procedures 79-5 and 81-22.

         (G)      (1)      The  anticipated  total cost and  completion  date of
acquisition, construction and installation of the Project Facility are as follows:

             COST                             ANTICIPATED DATE OF COMPLETION

         $8,600,000                                    June 30, 1998



                  (2) The total amount of the proceeds of the Bonds deposited in the Project Fund will be expended to pay the Cost of the Project as follows:

                           (a)      $-0-  will  be   expended   for  payment  of
         interest   during  the   period  of   acquisition,   construction   and
         installation of the Project Facility; and

                           (b)      $120,000-  will  be  expended  for  Issuance
         Costs; and

                           (c) $-0- will be deposited in a reasonably required reserve or replacement fund; and

                           (d) $5,880,000 will be expended for the payment of other items of the Cost of the Project.

         (H) The Company has incurred or will incur within six (6) months from the Closing Date at least $8,600,000 in expenditures for the Cost of the Project, which is an amount in excess of two percent (2%) of the Cost of the Project.

         (I) The acquisition, construction and installation of the Project Facility financed with the proceeds of the Bonds will proceed with due diligence to completion, and all of the proceeds of the Bonds available to pay the costs of such acquisition, construction or installation will be expended for such purpose by June 30, 1998.

         (J) The total amount of the proceeds received by the Issuer from the sale of the Bonds, less Issuance Costs (not exceeding two percent (2%) of the proceeds of the Bonds), will not exceed the amount necessary for the purposes of the Bonds, i.e., the costs of acquiring, constructing and installing the Project Facility.

         (K) The date of issuance of the Bonds has been determined solely on the basis of bona-fide financial reasons, and to obtain a favorable rate of interest on the Bonds, and has not been determined with a view to prolonging abnormally the period between the issuance of the Bonds and expenditure of the proceeds thereof.

         (L) Pursuant to Section 5.05 of the Indenture, the Trustee has been directed to establish the Rebate Fund. Pursuant to Section 5.05 of the Indenture, moneys in the Rebate Fund will be applied first to make the rebate payments to the United States described in Section 7.4 hereof, and any excess funds will be deposited in the Project Fund prior to the Completion Date or, after the Completion Date, transferred to the Bond Fund to be applied to the redemption of Bonds.

         (M) Pursuant to Section 4.03 of the Indenture, the Trustee has been directed to establish the Insurance and Condemnation Fund. There are not expected to be any insurance proceeds or Condemnation awards which will become available to redeem or secure the Bonds.

         (N) There is and will be no segregated or identifiable fund not described herein (including, but not limited to, a sinking fund, pledged fund or similar fund, including, without limitation, any arrangement under which moneys, securities or obligations are pledged directly or indirectly to secure or for payment of debt service on the Bonds or any contract securing the Bonds or any arrangement providing for compensating balances to be maintained by the Company, any guarantor or any Related Person to either with the Trustee or the Bank) held by or on behalf of the Issuer, the Company, any guarantor, the Bank, the Trustee or any holder of the Bonds which the holders of the Bonds are assured will be available to pay the principal of or interest and premium, if any, on the Bonds, which will be pledged as security for the Bonds, or which will replace moneys that will be used to pay such principal, interest or premium, if any.

         (O) The Project Facility is not expected to be sold, leased in a transaction which is treated as a sale for federal income tax purposes or otherwise disposed of (except for ordinary, noncapitalized leases of the Project Facility [the "Installment Sales"] entered into in the normal course of the Company's business), in whole or in part, while the Bonds are Outstanding. Set forth below are covenants of the Company intended to insure that any Installment Sale of the Project Facility by the Company will be a "true lease" for federal income tax purposes and will not, therefore, be an "acquired obligation" to which the proceeds of the Bonds must be allocated pursuant to the Regulations:

                  (1) any Installment Sale will have a term such that the economic useful life of the Project Facility at the expiration of the Installment Sale term, including all fixed-rate renewal option periods, will equal at least twenty percent (20%) of the reasonably estimated economic useful life of the Project Facility at the commencement of the Installment Sale;

                  (2) the fair market value of the Project Facility at the end of the term of any such Installment Sale including all fixed-rate renewal option periods will exceed twenty percent (20%) of the Project Facility's original cost, without taking inflation into account;

                  (3) there will be no restrictions as to the use of the Project Facility at the end of the term of any of the Installment Sales;

                  (4) none of the lessees under any Installment Sale will have any right to purchase all or any portion of the Project Facility for less than its fair market value at the time the right is exercised;

                  (5) payments under any Installment Sale do not exceed the current fair rental value of the Project Facility;

                  (6)      any and all  leases to a third  party of the  Project
         Facility or any part thereof entered into by any lessee under a Installment Sale, its successors or assigns will be fully subordinate to the Installment Sales;

                  (7) at the end of the term of any Installment Sale, the Project Facility will be useful or useable by the Company or suitable for use by or leasing to Persons other than the tenants under the Installment Sales or a Related Person;

                  (8) no lessee under any Installment Sale (nor any Related Person) may be a Person who furnishes, or has furnished, any part of the cost of the Project Facility or who loans or guarantees any portion of the funds used to pay the cost of the Project Facility;

                  (9) the Company will have no contractual right under any Installment Sale to cause any Person to purchase the Project Facility or to abandon the Project Facility to any Person; and

                  (10) the Company will not execute any Installment Sale unless it reasonably expects, at the time such Installment Sale is executed, that it will receive a profit from such Installment Sale apart from the value of or benefits obtained from any tax deductions, losses, allowances, credits and any other tax attributes arising from the ownership of the Project Facility and the Installment Sale.

         The Company reasonably expects, therefore, that it is, and will be throughout the term of any Installment Sale, the owner of the Project Facility for federal income tax purposes. For purposes of this Section 7.1(O), the terms of the Installment Sales shall not include any optional renewal periods other than at fair rental value at the time the option is exercised.

         (P) Except as specifically set forth in paragraphs (B) and (F) of this Section 7.1, no portion of the proceeds of the Bonds is expected to be used directly or indirectly to acquire Higher Yielding Investments or to replace funds used directly or indirectly to acquire Higher Yielding Investments.

         (Q) Except as specifically set forth in paragraphs (B) and (F) of this Section 7.1, no Investment Property will be pledged as collateral for the payment of the principal of or interest on the Bonds.

         (R) The proceeds of the Bonds will not be used to refinance or refund any prior Industrial Development Bond or Private Activity Bond issued by the Issuer with respect to the Project Facility.

         (S) The Company has not entered into any transaction to reduce the Yield on the investment of the Gross Proceeds of the Bonds in such a manner that the amount to be rebated to the federal government pursuant to Section 7.4 hereof is less than it would have been had the transaction been at arm's-length and had the Yield on the Bonds not been relevant to either party to the transaction (a "Prohibited Payment").

         (T) The following are "safe harbor" provisions for compliance with the fair market value rule contained in Section 1.148(d)(6)(ii) of the Regulations with respect to investing in certificates of deposit: the certificate of deposit must have a fixed interest rte, a fixed payment schedule, and a substantial penalty for early withdrawal. The purchase price of such certificate of deposit is treated as its fair market value on the Purchase date if the yield on the certificate of deposit is not less than
(1) the yield on reasonably comparable direct obligations of the United States, and (2) the highest yield that is published or posted by the provider to be currently available from the provider on reasonably comparable certificates of deposit offered to the public.

         (U) Any investment of Bond proceeds in a "guaranteed investment contract" (i.e. a Nonpurpose Investment that has specifically negotiated withdrawal or reinvestment provisions and a specifically negotiated interest rate [including any agreement to supply investments on two or more future dates]) must meet the rules of Section 1.148-5(d)(6)(iii) of the Regulations to be considered to be in an amount not greater than the fair market value.

         (V) The amount of proceeds of the sale of the Bonds which is part of any reasonably required reserve or replacement fund will not exceed ten percent (10%) of the proceeds of the Bonds.

         (W) The Bonds are not being issued to enable the Issuer or the Company to exploit the difference between tax-exempt and taxable interest rates to gain a material advantage and increase the burden on the market for tax-exempt obligations in any manner, including, without limitation, by selling a bond that would not otherwise be sold, or selling a larger bond, or issuing it sooner or permitting it to remain outstanding longer than would otherwise be necessary.

         (X) The representations set forth herein may be relied upon by the Issuer in issuing its arbitrage certification pursuant to Section 148 of the Code and Sections 1.148-0 through 1.148-11 of the Regulations. The Company has reviewed the Arbitrage Certificate of the Issuer, and, to the best of its knowledge, information and belief, the facts, estimates and circumstances set forth therein are accurate and complete in all respects and there are no other facts, estimates or circumstances that would change the expectations and representations of the Issuer set forth therein.

SECTION 7.2. ARBITRAGE COMPLIANCE. The Company acknowledges that the continued exemption of interest on the Bonds from federal income taxation depends, in part, upon compliance with the arbitrage limitations imposed by Section 148 of the Code, including the rebate requirement described in Section 7.3 hereof and the one hundred-fifty percent requirement described in Section 7.7 hereof. The Issuer has, in the Installment Sale Agreement, authorized the Company to take all actions necessary to comply with the rebate requirements. The Company hereby agrees and covenants that it shall not permit at any time any of the proceeds of the Bonds or other funds of the Company to be used, directly or indirectly, to acquire any asset or obligation, the acquisition of which would cause any of the Bonds to be an "arbitrage bond" for purposes of Section 148 of the Code. The Company further agrees and covenants that it shall do and perform all acts and things necessary in order to assure that the requirements of Section 148(f) of the Code (formerly Section 103(a)(6) of the 1954 Code) are met. To that end, the Company, on behalf of the Issuer, shall take the actions described in such Sections 7.3 through 7.7 hereof and any other actions required under Section 148 and the applicable Regulations with respect to the investment of proceeds on deposit in the funds and accounts established under the Indenture.

SECTION 7.3. CALCULATION OF REBATE AMOUNT.  Section 148(f) of the Code (formerly
Section 103(a)(6) of the 1954 Code) requires the payment to the United States of the excess of the aggregate amount earned on the investment of Gross Proceeds in Nonpurpose Investments over the amount that would have been earned on such investments had the amount so invested been invested at a rate equal to the Yield on the Bonds, together with any income attributable to such excess. Except as provided below, all the funds and accounts established under the Indenture are subject to this requirement. In order to meet the rebate requirements of such Section 148(f), the Company agrees and covenants to take the following actions:

         (A) For each investment of amounts held with respect to the Bonds in the various funds and accounts established under the Indenture, the Company shall record the purchase date of such investment, its purchase price, its Fair Market Value, accrued interest due on its purchase date, its face amount, its coupon rate, its yield to maturity, the frequency of its interest payments, its disposition price and its disposition date. The yield to maturity for an investment means that discount rate, based on semiannual compounding, which, when used to determine the present value on the purchase date of such investment, or the date on which the investment becomes a Nonpurpose Investment, whichever is later, of all payments of principal and interest on such investment, gives an amount equal to the Fair Market Value of such investment plus accrued interest due on such date.

         (B) The aggregate amount earned on the investment of Gross Proceeds in Nonpurpose Investments for each Computation Period shall include all income realized under federal income tax accounting principles with respect to such Nonpurpose Investments and with respect to the reinvestment of investment receipts from such Nonpurpose Investments (without regard to the transaction costs incurred in acquiring, carrying, selling or redeeming such Nonpurpose Investments). Such income shall include, for example, gain or loss realized on the disposition of such Nonpurpose Investments (without regard to when such gains are taken into account under Section 453 of the Code) and income under
Section 1272 of the Code. In addition, where Nonpurpose Investments are retained after retirement of the Bonds, any unrealized gains or losses as of the date of retirement of the Bonds must be taken into account in calculating the aggregate amount earned on such Nonpurpose Investments. In addition, the aggregate amount earned on Nonpurpose Investments in any Computation Period shall include the gain or loss on the sale of any investment determined by subtracting the Fair Market Value of the investment from the disposition price of the investment.

         (C)      For each Computation  Period specified in paragraph (D) below,
(1) if the Bond issue contains no Variable Rate Obligations, then the Yield on the Bonds shall be computed as required by Section 1.148-1(b) of the Regulations using payments of principal and interest actually paid through the last day of the Computation Period, and payments of principal and interest reasonably expected to be paid after the Computation Period, and using as the purchase price of the Bonds the initial offering price to the public (not including bond houses and brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which price a substantial amount of the Bonds were sold, or, if privately placed, the price paid by the first buyer of such obligations; or (2) if the Bonds contain Variable Rate Obligations (including adjustable mode bonds), then the Yield on the Bonds shall be computed as required by Section 1.148-1(b) of the Regulations using payments of principal actually paid and interest accrued through the last day of the Computation Period and payments of principal and interest expected to be made after the Computation Period, assuming a rate of interest equal to the Weighted Average Rate of Interest from the date of original issuance of the Bonds to the end of the Computation
Period, and using as the purchase price of the Bonds the amount described in clause (1) of this paragraph (C). For purposes of this calculation, the fee paid by the Company for the Letter of Credit is treated as interest.

         (D) Subject to the special rules set forth in paragraph (E) below, the Company shall determine the amount of earnings received on all investments described in paragraph (A) above, other than investments in obligations described in Section 103(a) of the Code or investments of amounts held in the Rebate Fund, during the Computation Periods ending with the following determination dates: (1) annually on the first anniversary of the Closing Date and each succeeding anniversary thereof; (2) the Maturity Date; (3) if all Outstanding Bonds are paid or redeemed prior to the Maturity Date, the date of such redemption; (4) the date of expenditure of all the proceeds of the Bonds on completion of the Project Facility; and (5) in the event of damage to or Condemnation of the Project Facility, the date of the expenditure of the proceeds of any insurance settlement or Condemnation award on the completion of the restoration of the Project Facility.

         (E) (1) Except as provided in paragraph (F) below, if all of the Gross Proceeds of the Bonds have been expended for the purpose of the issue within six (6) months after the date of original issuance of the Bonds, then the Rebate Amount shall be zero (0) until such time as either (a) amounts are received from the sale, Condemnation, casualty, title loss or other disposition of the Project Facility or any part thereof (which amounts will be held in the Insurance and Condemnation Fund), or (b) any other amounts become pledged as security for the Bonds, and neither of such amounts are expended on the payment of principal or interest on the Bonds within thirteen (13) months of the date of their receipt. The Company shall evidence qualification for the six (6) month exception by delivering to the Trustee the documentation required for final disbursement of moneys from the Project Fund pursuant to Section 4.01 of the Indenture and receiving the balance on deposit in the Project Fund within six
(6) months after the date of original issuance of the Bonds. The six-month exception provided by this paragraph (E) is inapplicable if any reserve fund, sinking fund or pledged fund, other than a bona-fide debt service fund as defined in Section 1.148-1(b) of the Regulations, is maintained for the Bonds.

                  (2) In determining whether the Gross Proceeds of the Bonds have been expended within the six-month period described in clause (1) above, there shall not be taken into account any amounts held in the Bond Fund, provided such fund continues to remain a bona-fide debt service fund (as defined in Section 1.148-1(b) of the Regulations) which is depleted once a year except for a reasonable carryover amount not exceeding the greater of (a) one (1) year's earnings on the Bond Fund or (b) one-twelfth (1/12) of annual debt service on the Bonds.

         (F) For each Computation Period specified in paragraph (D) above, there shall be calculated for each investment described in paragraph (A) above (other than investments held in the Rebate Fund) an amount equal to the earnings which would have been received on such investment if in the Computation Period an amount equal to the Fair Market Value of such investment were invested at an interest rate equal to the Yield on the Bonds as described in paragraph (C) above.

         (G) For each Computation Period specified in paragraph (D) above, the Company shall calculate the Rebate Amount, an amount (to be rounded to the next larger whole number of cents) equal to the aggregate amount earned on the investment of Gross Proceeds in Nonpurpose Investments determined in paragraph (B) above, less the amounts determined in paragraph (F) above, plus any interest earned on such amount, and less the amount which has previously been paid to the United States pursuant to Section
7.4 hereof.

         (H) For each Computation Period specified in paragraph (D) above, the Company shall furnish the Trustee in writing, within fifteen (15) days after the end of the Computation Period, a computation of the Rebate Amount, and (1) if the Rebate Amount exceeds the amount on deposit in the Rebate Fund, the Company shall instruct the Trustee to deposit an amount in the Rebate Fund such that the balance in the Rebate Fund after such deposit shall equal the Rebate Amount, the Trustee to withdraw such amount from the Project Fund prior to the Completion Date; provided, however, that, if the Completion Date is passed or if insufficient funds are available in the Project Fund, the Company shall direct the Trustee in writing to withdraw excess funds from other funds or accounts to be deposited in the Rebate Fund or contribute moneys from other sources in the amount necessary to deposit the full Rebate Amount in the Rebate Fund; and (2) if the amount in the Rebate Fund exceeds the Rebate Amount, the Company shall instruct the Trustee to withdraw such excess amount and deposit it (a) in the Project Fund prior to the Completion Date or (b) in the Bond Fund after the Completion Date to be used to redeem Bonds in accordance with Article VIII of the Indenture.

SECTION 7.4. PAYMENTS TO UNITED STATES. (A) Within sixty (60) days after the end of the fifth Bond Year and the end of every fifth Bond Year thereafter, the Company shall direct the Trustee in writing to pay to the United States, an amount equal to ninety percent (90%) of the Rebate Amount. The Company shall direct the Trustee in writing to pay to the United States, not later than thirty
(30) days after the last Outstanding Bonds are redeemed, the balance, if any, in the Rebate Fund. In addition, on the date that the Trustee makes any such payment, the Company shall pay or cause to be paid to the United States any additional amounts required to be paid under Section 148(f) of the Code.

         (B) The Company shall direct the Trustee that each payment of an installment be made to the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255. Each payment shall be accompanied by a copy of the Internal Revenue Service Form 8038 filed with respect to the Bonds and a statement prepared by the Company summarizing the determination of the Rebate Amount.

         (C) If, during any Computation Period, the aggregate amount earned on Nonpurpose Investments in which the Gross Proceeds of the Bonds are invested is less than the amount that would have been earned if the obligations had been invested at a rate equal to the Yield on the Bonds, as determined in Section 7.3(C) hereof, no such deficit may be recovered from any Rebate Amount previously paid to the United States.

SECTION 7.5. RECORDKEEPING. In connection with the rebate requirement, the Company shall maintain the following records:

         (A) The Company shall retain records of the determinations made pursuant to Section 7.3 hereof until six (6) years after the retirement of the last of the Bonds.

         (B) The Company shall record all amounts paid to the United States pursuant to Section 7.4 hereof. The Company shall furnish to the Issuer and the Trustee copies of the materials filed with the Internal Revenue Service.

SECTION 7.6. PROHIBITED PAYMENT COVENANT. The Company covenants and agrees that it shall not enter into any transaction to reduce the Yield on the investment of the Gross Proceeds of the Bonds in such a manner that the Rebate Amount is less than it would have been had the transaction been at arm's-length and had the Yield on the Bonds not been relevant to either party to such transaction.

SECTION 7.7. COMPANY RESPONSIBILITY. The Company hereby acknowledges that compliance with this Article VII shall be solely the responsibility of the Company and that neither the Issuer nor the Trustee shall have any responsibility therefor.

                                  ARTICLE VIII

                            COVENANTS AND AMENDMENTS


SECTION 8.1. COMPLIANCE WITH CODE. (A) The Company covenants and agrees that (1) it will never permit the use of the Gross Proceeds of the Bonds, or take or omit to take any action, which would cause interest on the Bonds to be subject to federal income taxation, and (2) it shall at all times do and perform all acts and things necessary or desirable and within its control in order to assure that interest paid on the Bonds shall, for the purposes of federal income taxation, be excludable from the gross income of the recipients thereof and exempt from such taxation, except in the event that such recipient is a Substantial User of the Project Facility or Related Person to such Substantial User.

         (B) The Company acknowledges that the covenants and conditions set forth in Articles II-VII of the Tax Regulatory Agreement are based upon the Code and Regulations as they exist on the date hereof and that the Code or
Regulations may be subsequently interpreted or modified by the federal government in a manner which is inconsistent with the covenants set forth herein. The Company agrees that any such subsequent modification or interpretation of the Code or Regulations will be deemed a requirement that must be met pursuant to the general tax covenant set forth in paragraph (A) above.

SECTION 8.2. AMENDMENT. The Tax Regulatory Agreement may be amended only with the concurring written consent of the Issuer, the Company and the Trustee.

SECTION 8.3. NOTICES. (A) Any notice, demand, direction, certificate, opinion of counsel, request, instrument or other communication authorized or required by the Tax Regulatory Agreement to be given to or filed with the Issuer, the Company or the Trustee shall be deemed to have been sufficiently given or filed for all purposes of the Tax Regulatory Agreement if and when delivered or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses listed in Section 1103 of the Indenture.

         (B) The Issuer, the Company and the Trustee may, by like notice, designate any further or different addresses to which subsequent notice, demands, directions, certificates, opinions of counsel, requests, instruments or other communications hereunder shall be sent. Any notice, demand, direction, certificate, opinion of counsel, request, instrument or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given as of the date it shall have been mailed.

SECTION 8.4. PARTIES INTERESTED HEREIN. Nothing in the Tax Regulatory Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any Person, other than the Issuer, the Company, the Trustee or the holders of the Bonds, any right, remedy or claim under or by reason of the Tax Regulatory Agreement or any covenant, condition or stipulation thereof.

SECTION 8.5. COUNTERPARTS. The Tax Regulatory Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and behalf for the benefit of the Issuer, the Trustee and the holders of the Bonds, all as of the day and year first above written.



                                              SPURLOCK ADHESIVES, INC.


                                              By: /s/ Phillip S. Sumpter
                                                  ------------------------------
                                              Name: Phillip S. Sumpter
                                                    ----------------------------
                                              Title: Executive Vice President
                                                     ---------------------------

                                   SCHEDULE A

                                     PART I

                 SUMMARY OF ACQUISITION AND CONSTRUCTION COSTS*


                                                                   Amount To
                                                                   Be Financed
                                                                   With Bond
                                                   Cost             Proceeds
                                                   ----             --------

(A) Purchase of Real Property                    $282,500             $254,250
    (See Part III, paragraph (A))

(B) Purchase of Project Facility                   -0-                 -0-
    (See Part III, paragraph (B))

(C) Construction or Renovation                 $8,047,500          $5,625,750
    Costs (See Part III, paragraph (C))

(D) Closing Costs                                  -0-                 -0-
    (See Part III, paragraph (E))

(E) Issuance Costs (See                          $210,000            $120,000
    Part III, paragraph (F))

(F) Miscellaneous Costs                           $60,000              -0-
                                               ----------          ----------
    (See Part III, paragraph (H))

            TOTAL                              $8,600,000          $6,000,000











-------------------

*See detailed itemization attached.

                                   SCHEDULE A

                                     PART II

                          SUMMARY OF SOURCES OF FUNDS*


                                                                     Amount
                                                                     ------

(A)  Debt                                                          $7,500,000

(B)  Investment Earnings/Equity                                    $1,100,000

(D)  Miscellaneous                                                     -0-
                                                                   ----------

TOTAL SOURCES OF FUNDS                                             $8,600,000









-------------------

*See detailed itemization attached.

                                   SCHEDULE A

                                    PART III

                ITEMIZATION OF ACQUISITION AND CONSTRUCTION COSTS


        Instructions: If any item is inapplicable, please mark "N/A". The "Amount to be Financed with Bond Proceeds" should include any investment proceeds earned from the investment of Bond proceeds.


(A)     Purchase of Real Property.  Attach any real estate contract.

                      ITEM                                                                                   COST

        (1)    (a)    Contract Purchase Price                                                            $282,500

                      TOTAL PURCHASE PRICE                                                               $282,500

                      TOTAL LAND COSTS                                                                   $282,500

                      Amount of Land Costs to be
                      Financed with Bond Proceeds                                                       $254,250-


(B)     Purchase of Project Facility.

                      ITEM                                                                                   COST

        (1)    New Project Facility                                                                           -0-

               TOTAL NEW PROJECT FACILITY COSTS                                                               -0-

               Amount of New Project Facility Costs to be
               Financed with Bond Proceeds                                                                    -0-

        (2)    Portion of New Project Facility Costs Applicable
               to Replacing Project Facility Used in an Integrated
               Operation Within the Facility Prior to
               Bond Issuance                                                                                  -0-

                                      A-3

        (3)    Used Project Facility                                                                          -0-


               TOTAL PROJECT FACILITY COSTS                                                                   -0-


               Total Project Facility Costs to be
               Financed with Bond Proceeds                                                                    -0-

(C) Construction or Renovation Costs. Attach any contracts.

               ITEM                                                                                          COST

        (1)    Contract Cost                                                                           $7,743,500
        (2)    Licenses and Permits
        (3)    Architect  (attach any  Architect's  contract)
        (4)    Engineering
        (5)    Legal Fees pertaining to construction
        (6)    Interest during construction
        (7)    Payment and Performance Bond                                                               $43,000
        (8)    Contingency                                                                               $118,000
        (9)    Other (specify) Item: Renovations, etc.
               Item: Outside surface repairs                                                             $144,000
                                                                                                       ----------

                      TOTAL CONSTRUCTION COSTS                                                         $8,049,500

                      Amount of Construction Costs to be
                      Financed with Bond Proceeds                                                      $5,625,750

(D)     Construction Costs Constituting Qualifying Rehabilitation  Expenditures.
        This section is required to be completed only if an existing building
        is being acquired.                                                                                    N/A


                      TOTAL CONSTRUCTION COSTS CONSTITUTING
                      QUALIFYING REHABILITATION EXPENDITURES                                                  N/A


(E)     Closing  Costs of Loan  (other  than stated in  paragraph  (A)(3)  above relating to the purchase of real property
        and paragraph (F) below relating to Issuance Costs).                                                  -0-


                                      A-4

                      ITEM                                                                                   COST

        (1)    Recordation of Instruments                                                                     -0-
        (2)    Title Insurance                                                                                -0-
        (3)    Survey                                                                                         -0-

                      TOTAL CLOSING COSTS OF LOAN                                                             -0-

                      Amount of Closing Costs of Loan to be
                      Financed with Bond Proceeds                                                             -0-

(F)     Issuance Costs.

                      ITEM                                                                                COST

             (1)      DTC
             (2)      Trustee's fee                                                                     $5,000
             (3)      Trustee's Counsel fee                                                             $5,000
             (4)      Company Counsel fee                                                              $50,000
             (5)      Bond, Bank and Placement Agent's Counsel fee                                     $50,000
             (6)      CUSIP fee
             (7)      Printing and Miscellaneous
             (8)      Placement fee                                                                    $60,000
             (9)      Issuer's fee                                                                     $30,000
            (10)      Issuer's Counsel fee                                                             $10,000
                                                                                                    ----------
               (A)    TOTAL ISSUANCE COSTS                                                            $210,000

               (B)    Amount of Issuance Costs to be Financed with Bond Proceeds
                      (subject
                      to a maximum of 2% of Bond proceeds)                                          -$120,000-
(G)     Reasonably Required Reserve or Replacement Fund.

                              NONE

(H)     Miscellaneous Costs. Complete this section in every transaction.

                      ITEM                                                                                COST

        (1)    Insurance premiums paid during construction
               (e.g. property, liability, etc.)                                                            -0-
        (2)    Travel and entertainment                                                                    -0-
        (3)    Principal of interim loan (not
               reflected in other items)                                                                   -0-
        (4)    Interest on interim loan (not

                                      A-5

               reflected in other items)                                                                   -0-
        (5)    Loan servicing fee                                                                          -0-
        (6)    Research and development                                                                    -0-
        (7)    Carrying costs during construction
               (other than interest)                                                                       -0-
        (8)    Other (specify)
               Item: Letter of Credit fee                                                              $60,000
               Item:
                                                                                                    ----------
                      TOTAL MISCELLANEOUS COSTS                                                        $60,000

                      Amount of Miscellaneous Costs to be Financed
                      with Bond Proceeds                                                                   -0-

                               * * * * * * * * * *


                    TOTAL ACQUISITION AND CONSTRUCTION COSTS

               Total Cost of Project (sum of (A) - (H))                                             $8,600,000

               Total Cost of Project to be financed with
               Bond Proceeds                                                                        $6,000,000

(I)     Qualified Costs Test.

        (1)    Face amount of Bonds                                                                 $6,000,000

        (2)    Amount of reasonably  required  reserve or
               replacement fund to be financed with Bond proceeds
               (subject to a maximum of 10% of Bond proceeds)                                              -0-

        (3)    Net Proceeds of the Bonds
               (difference of 1 and 2 above)                                                        $6,000,000

                                      A-6

        (4)    Amount of (3) above which will be spent on
               Qualified Costs (i.e., costs
               which (a) are expended for the "acquisition,
               construction, reconstruction or improvement
               of land or property of a character subject to
               the allowance for depreciation" within the
               meaning of Section 144(a)(1)(A) of the Code,
               (b) are chargeable to the capital account of
               the Company or would be so chargeable upon
               election of the Company to deduct the amount
               of the item, and (c) were paid or incurred
               within sixty days' prior to June 24, 1997)                                           $5,880,000

        (5)    Percentage of Net Proceeds of the Bonds to be
               spent on Qualified Costs ((4) divided by (3))                                             98%


                                   SCHEDULE A

                                     PART IV

                               SOURCES FOR PAYMENT
                      OF ACQUISITION AND CONSTRUCTION COSTS

               ITEM                                                    AMOUNT

(A)  Debt

        (1)    Face amount of the Bonds                            $6,000,000
        (2)    Urban Development Action Grant                             -0-
        (3)    Conventional loans (specify):                       $1,500,000
        (4)    Other (specify)
               Item:
                      TOTAL DEBT                                   $7,500,000


(B)     Equity/Investment Earnings

        (1)    Company's contributions/Investment Earnings  $1,110,000
        (2)    Facility user's contributions                              -0-
        (3)    Grants and other (specify)                                 -0-
               Item:
               Item:
                      TOTAL EQUITY                                 $1,100,000

(C)     Miscellaneous

        (1)    Like-kind exchange (Swap)                                  -0-
        (2)    Cash flow from Project Facility                            -0-
        (3)    Other (specify)                                            -0-
               Item:
                      TOTAL MISCELLANEOUS                                 -0-

                                        *   *   *   *   *   *   *   *   *   *

                      TOTAL SOURCE OF FUNDS                        $8,600,000

                                   SCHEDULE B

                    AVERAGE REASONABLY EXPECTED ECONOMIC LIFE
                        AND AVERAGE MATURITY OF THE BONDS


(A) ACRS Classifications. The following information with respect to the classification of Property constituting the Project Facility under the Accelerated Cost Recovery System ("ACRS") is furnished to complete Internal Revenue Service Form 8038:


        (1)    Cost of Land (or portion thereof
               financed by the Bonds)                                                                 $254,250

        (2)    Cost of Building (or portion
               thereof financed by the Bonds)                                                              -0-

        (3)    Cost of Project Facility with an ACRS life of more
               than 5 years (or portion thereof financed by the Bonds)                              $5,625,750

        (4)    Cost of Project Facility with an ACRS life of less than
               5 years (or portion thereof financed by the Bonds)                                          -0-

        (5)    Cost of other Property financed by the Bonds (Closing Costs)                                -0-

(B) Average Reasonably Expected Economic Life. The following information is set forth to determine the Average Reasonably Expected Economic Life of that portion of the Project Facility financed with the proceeds of the Bonds.


       A                  B                   C                  D               E***                F

                                       Portion of Cost
Description of                         of Assets Financed  Average              Basis of           Weighted Life
Assets Financed                        Financed with       Expected             Determination      of Assets
with Bond                              Proceeds of         Economic             of Economic        (Column C x
Proceeds             Cost of Assets    Bonds               Assets               Life               Column D)
--------             --------------    -----               ------               ----               ---------



Equipment           $6,124,790         $5,625,750          10.25                  ADR               $57,663,938



TOTAL               $6,124,790         $5,625,750          10.25                  ADR               $57,663,938


To determine the Average Reasonably Expected Economic Life of that portion of the Project Facility financed with the proceeds of the Bonds, divide the sum of the Weighted Life of Assets (Column F) by the sum of the Cost of Assets (Column
C).

        Sum of Column F
        _______________ = Average Reasonably Expected Economic Life

        Sum of Column C


        57,663,938
        ___________ = 10.25

         5,625,750

-------------------
*** The midpoint lives under the Asset Depreciation Range (Revenue Procedure 87-56) should be used where applicable. In cases of structures, the guideline lives under Revenue Procedure 62-21 should be used.


(C)      Average Maturity of Bonds.

                  (1) The last possible maturity of the Bonds is 10.5 years (if such term does not exceed 120% of the Average Reasonably Expected Economic Life determined in paragraph (B) above, paragraphs (C)(2) and
         (3) need not be completed).

                           N/A

                  (2) The Average Maturity of the Bonds is determined as follows:

                           (a) Each principal installment is multiplied by the number of payment periods (e.g., monthly, semi-annually, etc.) that such principal installment is outstanding.

                           (b) The products obtained as a result of each multiplication described in (a) above are then added together.

                           (c) The sum obtained in (b) above is then divided by the face amount of the Bonds and this number is divided again by the number of payments per year.

                  (3) Show calculation of paragraph (2) above or provide computer printout.

                           N/A

                                   SCHEDULE C

                       AGGREGATE FACE AMOUNT OF THE BONDS


         (A) The following constitute all of the Principal Users of the Project Facility:

                                                                 Federal Tax
                                                                 Identification
         Name                            Address                 Number
         ----                            -------                 ------

Spurlock Adhesives, Inc.      5090 General Mahone Highway        54-1522700
                              Waverly, Virginia  23890


         (B) The following constitute all Related Persons to the Principal Users listed in paragraph (A) above:


                                                                 Federal Tax
                                                                 Identification
         Name                            Address                 Number
         ----                            -------                 ------

Spurlock Industries, Inc.      5090 General Mahone Highway       84-1019856
                               Waverly, Virginia  23890


         (C) The following is a complete listing of all the Prior Issues used to finance the Project Facility, any other Included Facility or any portion of either of all the Principal Users listed in paragraph (A) above and all the Related Persons listed in paragraph (B) above.


                                         Date                 Outstanding
Name of Issue                            Issued               Principal Amount
-------------                            ------               ----------------


                                    N/A


         (D) The following is a complete listing of all tax-exempt bonds which are aggregated with the Bonds pursuant to Section 1.103-13(b)(10) of the Regulations and Revenue Ruling 81-216 (including bonds described in Section 6.1(A) of the Tax Regulatory Agreement):

                                         Date                 Outstanding
Name of Issue                            Issued               Principal Amount
-------------                            ------               ----------------

                                    N/A


         (E) The following is a complete listing of all tax-exempt bonds, a portion of the proceeds of which were on are to be used with respect to a building, enclosed shopping mall or strip of offices, stores or warehouses constituting part of (or sharing substantially common facilities with) the Project Facility:

                                         Date                 Outstanding
Name of Issue                            Issued               Principal Amount
-------------                            ------               ----------------

                                    N/A

         (F) The following is a complete listing of all the Small Issue Capital Expenditures paid or incurred by any Principal User listed in paragraph
(A) above or any Related Person listed in paragraph (B) above with respect to the Project Facility or any other Included Facility:

               Period                                      Amount
               ------                                      ------




         (G)      The sum of:

                  (A)      $6,000,000          (face amount of the Bonds);

                  (B)      -0-                 (the sum of the Prior Issues listed in paragraph (C) above);

                  (C)      -0-                  the sum of all bonds detailed in paragraph (D) above; and

                  (D)      $2,600,000           (the  sum  of  the  Small  Issue  Capital  Expenditures  listed  in
                           ----------
                                                paragraph (F) above, which is $-0-)

                           $8,600,000                TOTAL


is the Aggregate Face Amount of the Bonds.

                                   SCHEDULE D

                         THE $40,000,000 AGGREGATE LIMIT


         The questions below are formulated to determine whether the sum of the Aggregate Face Amount of the Bonds allocable to each Test Period Beneficiary, and the Aggregate Face Amount of all the outstanding tax-exempt Private Activity Bonds allocated to each such beneficiary under Section 144(a)(10)(D) of the Code, exceeds $40,000,000.

         (A) Listed below are all the facilities which were financed with the proceeds of tax-exempt Private Activity Bonds of which any Principal User of the Project Facility is now or was, at any time within the three-year period from the issuance of said bonds, an owner or a Principal User of such bond-financed facility and the aggregate authorized face amount of said bonds:


                                    N/A


         (B) Listed below are all the facilities which were financed with the proceeds of tax-exempt Private Activity Bonds of which a Related Person to the Principal Users listed in paragraph (A) above (or an entity which was a Related Person to any such Principal User) is now or was, at any time within the three-year period from the issuance of said bonds, an owner or a Principal User of such bond-financed facility and the aggregate authorized face amount of said bonds:


                                    N/A






                                      D-1